Exhibit h(4)

                        FORM OF ADMINISTRATION AGREEMENT


        AGREEMENT made as of October 2, 2000 by and between TT International U.S.A. FEEDER Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

        WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

        WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

        1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

        2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

               (b) The Fund's declaration of trust filed with the Commonwealth of Massachusetts on [date] and all amendments thereto (the "Articles");

               (c) The Fund's by-laws and all amendments thereto (the
"By-Laws");

               (d) The Fund's agreements with all other service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

               (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, as applicable, and all amendments thereto; and

               (f) The Fund's most recent prospectus and statement of additional information, if any (the "Prospectus"); and

               (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

               The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

        3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

           In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

        4. Duties of the Fund.

           (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

           (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

        5. Fees and Expenses.

           (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

           (b) The Bank shall not be required to pay any expenses incurred by the Fund.

        6. Limitation of Liability.

           (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports (unless such inaccurate Daily Sales Report was prepared in a grossly negligent manner by the Bank in its role as Transfer Agent) and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state (except as a result of any grossly negligent failure by the Bank to perform its duties in relation to compliance with any state securities laws or regulations), or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) resulting from the performance of the Bank under this Agreement and not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

           (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

           (c) Neither party shall be liable to the other for any loss, damage, liability, action, suit, claim, cost or expense arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities or transportation or the unavailability of energy sources or other similar happenings or events that can not be controlled or contained by such party.

           (d) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other or to any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

           (e) In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

        7. Termination of Agreement.

           (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

           Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

           If a majority of the Board of the Fund reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board, the Fund, with the authorization of the Board, may terminate this Agreement upon an additional 30 days' notice.


           (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

        8. Miscellaneous.

           (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

           To the Fund:

                 TT International Investment Management
                 Martin House, Martin Lane
                 London, England  EC4R 0DP
                 Attention:  Head of Compliance and Legal

           With a copy to:

                 Bingham Dana LLP
                 150 Federal Street
                 Boston, MA 02110
                 Attention: John Holton

           To the Bank:

                 Investors Bank & Trust Company
                 200 Clarendon Street, P.O. Box 9130
                 Boston, MA  02117-9130
                 Attention: Christopher Smith, Director, Client Management With a copy to: John E. Henry, General Counsel

           (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

           (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

           (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

           (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law. Nothing herein shall prevent the Fund from disclosing any information contained in the Fund's records as provided by the Bank hereunder.


        10. Use of Name. Neither party hereto shall use the name of the other party or any of its affiliates in any prospectus, sales literature or other material relating to such party in a manner not approved by the other party prior thereto in writing; provided however, that approval shall not be required for any use of a party's name which merely refers in accurate and factual terms to the appointment of the Bank hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

        11. Limitation of Liability. This Agreement is executed and made by the Trustees of the Fund not individually but as Trustees under the Fund's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but bind only the trust estate of the Fund. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

        12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

        13. Existence and Authority Representation. Each party represents and warrants as follows: (i) such party was duly organized, and legally exists, under the laws of the jurisdiction in which it was formed; (ii) such party has full power and authority to enter into, and to perform and observe the terms and conditions of, this Agreement; (iii) such party has duly executed and delivered this Agreement; (iv) this Agreement is the valid and binding obligation of such party enforceable according to its terms, subject to standard exceptions relating to equitable remedies and laws of bankruptcy and insolvency; (v) the execution, delivery, and performance of this Agreement by such party will not violate or conflict with, or result in a default under, any other agreement or contract to which such party is a party or to which its assets are subject; and (vi) such party is not required to make any governmental filings, or to obtain any governmental or other third party consents or approvals, as a condition to entering into, or performing and observing the terms of, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                       TT INTERNATIONAL U.S.A. FEEDER TRUST


                                       By:___________________________
                                       Name:
                                       Title:


                                       INVESTORS BANK & TRUST COMPANY


                                       By:___________________________
                                       Name:
                                       Title:

                                  Appendices


               Appendix A..............................  Portfolios

               Appendix B..............................  Services

               Appendix C..............................  Fee Schedule

                                   Appendix A

                                   PORTFOLIOS

TT EAFE Mutual Fund
TT Europe Mutual Fund

August 1, 2000


                                                           APPENDIX B
                                                 INVESTORS BANK & TRUST COMPANY
                                              SUMMARY OF ADMINISTRATION FUNCTIONS
                                                        TT INTERNATIONAL
                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
   Management Reporting
& Treasury Administration
==================================
Monitor portfolio compliance in        Perform tests of certain            Continuously monitor           A/C - Provide
accordance with the current            specific portfolio activity         portfolio activity and Fund    consultation as needed on
Prospectus and SAI.                    designed from provisions of the     operations in conjunction      compliance issues.
                                       Fund's Prospectus and SAI.          with 1940 Act, Prospectus,
                                       Follow-up on potential              SAI and any other applicable
                                       violations.  [M/F: Applied at       laws and regulations.
                                       Master level  for purposes of       Monitor testing results and
FREQUENCY:  DAILY                      ease of calculation.]               approve resolution of
                                                                           compliance issues.

Provide compliance summary package.    Provide a report of compliance      Review report.                 A/C - Provide
                                       testing results.  [M/F: Applied                                    consultation as needed.
FREQUENCY:  MONTHLY                    at same levels as testing is
                                       performed.]

Perform asset diversification testing  Perform asset diversification       Continuously monitor           A - Provide consultation
to establish qualification as a RIC.   tests at each tax quarter end.      portfolio activity in          as needed in establishing
                                       Follow-up on issues.  [M/F:         conjunction with IRS           positions to be taken in
                                       Applied at Master level for         requirements.  Review test     tax treatment of
                                       purposes of ease of calculation.]   results and take any           particular issues. Review
FREQUENCY:  QUARTERLY                                                      necessary action.  Approve     quarter end tests on a
                                                                           tax positions taken.           current basis.








                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
     Management Reporting
  & Treasury Administration
          (CONT.)
==================================
Perform qualifying income testing to   Perform qualifying income           Continuously monitor           A- Consult as needed on
establish qualification as a RIC.      testing (on book basis income,      portfolio activity in          tax accounting positions
                                       unless material differences are     conjunction with IRS           to be taken.  Review in
                                       anticipated) on quarterly basis     requirements.  Review test     conjunction with year-end
                                       and as may otherwise be             results and take any           audit.
FREQUENCY:  QUARTERLY                  necessary.   Follow-up on           necessary action.  Approve
                                       issues.  [M/F: Applied at Feeder    tax positions taken.
                                       level.]

Prepare the Fund's annual expense      Prepare preliminary expense         Provide asset level
budget.  Establish daily accruals.     budget.  Notify fund accounting     projections.  Approve
                                       of new accrual rates.  [M/F:        expense budget.
FREQUENCY:  ANNUALLY                   Applied at all levels.]

Monitor the Fund's expense budget.     Monitor actual expenses updating    Provide asset level            C/A - Provide
                                       budgets/ expense accruals. [M/F:    projections quarterly.         consultation as
                                       Applied at all levels]              Provide vendor information     requested.
                                                                           as necessary.  Review
                                                                           expense analysis and approve
FREQUENCY:  QUARTERLY                                                      budget revisions.

Receive and coordinate payment of      Propose allocations of invoice      Approve invoices and
fund expenses.                         among Funds and obtain authorized   allocations of payments.
                                       approval to process payment.        Send invoices to IBT in a
FREQUENCY:  AS OFTEN AS NECESSARY      [M/F: Applied at all levels.]       timely manner.




                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
   Management Reporting
& Treasury Administration
        (CONT.)
==================================
Calculate periodic dividend rates to   Calculate amounts available for     Establish and maintain         C -  Review dividend
be declared in accordance with         distribution.  Coordinate review    dividend and distribution      resolutions in
management guidelines.                 by management and/or auditors.      policies.  Approve             conjunction with Board
                                       Notify custody and transfer         distribution rates per share   approval.
                                       agent of authorized dividend        and aggregate amounts.
                                       rates in accordance with Board      Obtain Board approval when     A - Review and concur
                                       approved policy.  Report            required.                      with proposed
FREQUENCY:  ACCORDING TO DIVIDEND      dividends to Board as required.                                    distributions
POLICY                                 [M/F: Applied at Feeder level.]

Calculate total return information on  Provide total return calculations.  Review total return information.
Funds as defined in the current        [M/F: Applied at Feeder level.]
Prospectus and SAI.

FREQUENCY:  MONTHLY

Prepare responses to major industry    Prepare, coordinate as              Identify the services to
questionnaires.                        necessary, and submit responses     which the Funds report.
                                       to the appropriate agency.          Provide information as
FREQUENCY:  AS OFTEN AS NECESSARY      [M/F: Applied at Feeder level.]     requested.

Prepare disinterested director/trustee Summarize amounts paid to           Provide social security
Form 1099-Misc.                        directors/trustees during the       numbers and current mailing
                                       calendar year.  Prepare and mail    address for trustees.
                                       Form 1099-Misc.  [M/F: Applied      Review and approve
FREQUENCY:  ANNUALLY                   at Master and  Feeder levels.]      information provided for
                                                                           Form 1099-Misc.

==================================
         FINANCIAL REPORTING
==================================
Prepare financial information for      Prepare selected portfolio and      Review financial
presentation to Fund Management and    financial information for           information.
Board of Directors.                    inclusion in board material.
                                       [M/F: Applied at Master and
FREQUENCY:  QUARTERLY                  Feeder levels.]



                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
     FINANCIAL REPORTING (CONT.)
==================================

Coordinate the annual audit and        Coordinate the creation of          Provide past financial         A - Perform audit and
semi-annual preparation and printing   templates reflecting                statements and other           issue opinion on annual
of financial statements and notes      client-selected standardized        information required to        financial statements.
with management, fund accounting and   appearance and text of financial    create templates, including
the fund auditors.                     statements and footnotes.  Draft    report style and graphics.     A/C - Review reports.
                                       and manage production cycle.        Approve format and text as
                                       Coordinate with IBT fund            standard.  Approve
                                       accounting the  electronic          production cycle and assist
                                       receipt of portfolio and general    in managing to the cycle.
                                       ledger information.  Assist in      Coordinate review and
                                       resolution of accounting            approval by portfolio
                                       issues.  Using templates, draft     managers of portfolio
                                       financial statements, coordinate    listings to be included in
                                       auditor and management review,      financial statements.
                                       and clear comments. Coordinate      Prepare appropriate
                                       printing of reports and EDGAR       management letter and
                                       conversion with outside printer     coordinate production of
                                       and filing with the SEC via         Management Discussion and
FREQUENCY:  ANNUALLY/SEMI-ANNUALLY     EDGAR.  [M/F: Applied at Master     Analysis.  Review and
                                       and Feeder levels.]                 approve entire report.  Make
                                                                           appropriate representations
                                                                           in conjunction with audit.









                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
                LEGAL
==================================
Prepare agenda and board materials     Maintain annual calendar of         Review and approve board       C - Review agenda,
for quarterly board meetings.          required quarterly and annual       materials and board and        resolutions, board
                                       approvals. Prepare agenda,          committee meeting minutes.     material and board and
                                       resolutions and other board                                        committee meeting
                                       materials for quarterly board                                      minutes.  Ensure BOD
                                       meetings.  Prepare supporting                                      material contains all
                                       information and materials when                                     required information that
                                       necessary.  Assemble, check and                                    the BOD must review
                                       distribute books in advance of                                     and/or approve to perform
                                       meeting.  Attend board and                                         their duties as directors.
                                       committee meetings and prepare
FREQUENCY:  QUARTERLY                  minutes.  [M/F: Applied at
                                       Master and Feeder levels.]

Prepare and file Form N-SAR.           Prepare form for filing. Obtain     Provide appropriate            C - Review initial filing.
                                       any necessary supporting            responses.  Review and         A - Provide annual audit
                                       documents.  File with SEC via       authorize filing.              internal control letter
                                       EDGAR.  [M/F: Applied at Master                                    to accompany the annual
                                       and Feeder levels.]                                                filing.  Provide annual
FREQUENCY:  SEMI-ANNUALLY                                                                                 multi-class report when
                                                                                                          applicable.

Prepare amendments to Registration     Prepare and coordinate the          Review and approve.            C - Review and approve
Statement.                             filing of post-effective                                           filings.
                                       amendments.  Coordinate with                                       A/C - Provide consents as
FREQUENCY:  ANNUAL UPDATE (INCLUDES    outside printers the Edgar                                         appropriate.
UPDATING FINANCIAL HIGHLIGHTS,         conversion, filing with the SEC
EXPENSE TABLES, RATIOS) PLUS ONE       and printing of prospectus.
ADDITIONAL FILING PER FISCAL YEAR      [M/F: Applied at Master and
                                       Feeder levels.]

Prepare Prospectus/SAI supplements.    Prepare Prospectus and SAI          Review and approve.            C - Review and approve
                                       supplements.  File with the SEC                                    filings.
                                       via Edgar.  Coordinate printing                                    A/C - Provide consents as
                                       of supplements.                                                    appropriate.
                                       [M/F: Applied at Master and
FREQUENCY:  AS OFTEN AS REQUiRED       Feeder levels.]




                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
            LEGAL (CONT.)
==================================
Preparation and filing of 24f-2        Accumulate capital stock            Review and approve filing.     C - Approve 24f-2 Notice.
Notice.                                information and draft Form
                                       24f-2. Notice.  File approved                                      A - Review informally
                                       Form with SEC via Edgar.                                           when requested
                                       [M/F: Applied at Feeder level.]

FREQUENCY:  ANNUALLY
Proxy Material/Shareholder Meetings    Prepare drafts of proxy material    Review and approve proxy.      C - Review and approve
                                       for review, file materials or                                      proxy.
                                       coordinate filing with SEC and
                                       coordinate printing.  Assist
                                       proxy solicitation firm and
                                       prepare scripts.  Attend meeting
                                       and prepare minutes.
FREQUENCY:  AS NEEDED                  [M/F: Applied at Master and
                                       levels.]

Assist in updating of fidelity bond    Make annual filing of fidelity      Obtain required fidelity
insurance coverage.                    bond insurance material with the    bond insurance coverage.
                                       SEC.  [M/F: Applied at Master       Monitor level of fidelity
                                       and Feeder levels.]                 bond insurance  maintained
FREQUENCY:  ANNUALLY                                                       in accordance with required
                                                                           coverage.

Respond to regulatory audits.          Compile and provide documentation   Coordinate with regulatory     C - Provide consultation
                                       pursuant to audit requests. Assist  auditors to provide requested  as needed.
                                       client in resolution of audit       documentation and resolutions
                                       inquiries. [M/F: Applied at Master  to inquiries.
FREQUENCY:  AS NEEDED (AT LEAST        and Feeder levels.]
ANNUALLY)

Maintain principal office and provide  Maintain principal office and
officers.                              provide assistant secretaries
                                       and assistant treasurers upon
                                       request.
                                       [M/F: Applied at Master and
FREQUENCY:  AS NEEDED                  Feeder levels.]






                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
==================================
         BLUE SKY
==================================
Maintain effective Blue Sky            Maintain records of fund sales      Identify states in which       C -  Provide consultation
notification filings for states in     for client designated states via    filings are to be made.        as needed on Blue Sky
which Fund Management intends to       PW Blue2 compliance system.                                        issues.
solicit sales of fund shares.          File annual notification renewal    Identify exempt transactions
                                       documents and annual sales          to transfer agent for          C - Provide consultation
                                       reports.                            appropriate exclusion from     on product and
                                       File amendments to increase         blue sky reporting.            institutional exemptions.
                                       dollar amounts authorized for
                                       sales by funds, based upon
                                       client instruction.
                                       File notifications to states for
                                       new funds and/or classes,
                                       mergers and liquidations.
                                       Provide periodic reports on
                                       state authorization amounts and
                                       sales amounts.  Determine state
                                       filing requirements by using CCH
                                       Blue Sky Law Reporter, ICI
                                       memoranda and state securities
                                       commission directives (both
                                       written and oral).  [M/F:
                                       Applied at Feeder level.]
FREQUENCY:  ON-GOING

File amendments to registration        File updated registration           Inform IBT of filings prior    C - Provide consultation
statement with the applicable state    statements, prospectuses, SAIs,     to SEC filing.                 as needed on Blue Sky
securities commissions in              supplements thereto, and annual                                    filing issues.
coordination with SEC filing.          reports to shareholders upon
                                       approval/authorization by
FREQUENCY:  ANNUAL UPDATES (INCLUDES   client. [M/F: Applied at Feeder
REGISTRATION STATEMENT, PROSPECTUS,    level.]
SAI) PLUS ONE ADDITIONAL FILING PER
FISCAL YEAR






                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
==================================
            TAX
==================================
Calculate excise tax distributions     Calculate required distributions    Provide transaction            A - Provide consultation
                                       to avoid imposition of excise       information as requested.      as needed in establishing
                                       tax.                                Identify Passive Foreign       positions to be taken in
                                          - Calculate capital gain net     Investment Companies           tax treatment of
                                            income and foreign currency    (PFICs).  Approve tax          particular issues.
                                            gain/loss through October 31.  accounting positions to be     Review and concur with
                                          - Calculate ordinary income      taken.  Review and approve     proposed distributions
                                            and distributions through a    all income and distribution    per share.
                                            specified cut off date .       calculations, including
                                          - Project ordinary income        projected income and
                                            from cut off date to           dividend shares.  Approve
                                            December 31.                   distribution rates per share
                                          - Ascertain dividend shares.     and aggregate amounts.
                                       Identify book-tax accounting        Obtain Board approval when
                                       differences.  Track required        required.
                                       information relating to
                                       accounting differences.  [M/F:
                                       Book-tax accounting differences
                                       applied at both Master and
                                       Feeder levels.  Distribution
                                       calculations applied at  Feeder
                                       level.]
                                       Coordinate review by management
FREQUENCY:  ANNUALLY                   and fund auditors.  Notify
                                       custody and transfer agent of
                                       authorized dividend rates in
                                       accordance with Board approved
                                       policy.  Report dividends to
                                       Board as required.

Prepare tax returns                    Prepare excise and RIC tax          Review and sign tax return.    A - Review and sign tax
                                       returns.                                                           return as preparer.
                                       Prepare partnership return for
                                       Master.  Prepare excise and RIC
                                       returns for Feeder.  Prepare
                                       partners' Schedules K-1"
FREQUENCY:  ANNUALLY




                                                                                                          SUGGESTED FUND AUDITOR
                                       INVESTORS BANK & TRUST               TT INTERNATIONAL                     OR COUNSEL
===================================================================================================================================
==================================
             TAX (CONT.)
==================================
Prepare Form 1099                      Obtain yearly distribution          Review and approve
                                       information.  Calculate 1099        information provided for
                                       reclasses and coordinate with       Form 1099.
                                       transfer agent.  [M/F: Applied
FREQUENCY:  ANNUALLY                   at  Feeder level.]

Prepare other year-end tax-related     Obtain yearly income distribution   Review and approve
disclosures                            Information. Calculate disclosures  information provided.
                                       (i.e., dividend received deductions,
                                       foreign tax credits, tax-exempt
FREQUENCY:  ANNUALLY                   income, income by jurisdiction)
                                       and coordinate with transfer agent.
                                       [M/F: Applied at Feeder level.]

Prepare income tax provisions.         Calculate investment company        Provide transaction            A - Provide consultation
                                       taxable income, net tax exempt      information as requested.      as needed in establishing
                                       interest, net capital gain and      Identify Passive Foreign       positions to be taken in
                                       spillback dividend requirements.    Investment Companies           tax treatment of
                                       Identify book-tax accounting        (PFICs).  Approve tax          particular issues.
                                       differences.  Track required        accounting positions to be     Perform review in
                                       information relating to             taken.  Approve provisions.    conjunction with the
                                       accounting differences.  [M/F:                                     year-end audit.
                                       Book-tax accounting differences
                                       applied at both Master and
                                       Feeder levels.  Distribution
FREQUENCY:  ANNUALLY                   calculations applied at  Feeder
                                       level.]






REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




-----------------------------------------------------------                     ------------------------
Signature of Account Manager/ Date


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Signature of Authorized Client Representative/     Date


                                   Appendix C

                                  FEE SCHEDULE

                                TT INTERNATIONAL
                            MASTER-FEEDER STRUCTURE
                                  FEE SCHEDULE


===============================================================================
    CUSTODY, FUND ACCOUNTING, DAILY CALCULATION OF N.A.V., ADMINISTRATION,
                        & INSTITUTIONAL TRANSFER AGENCY
===============================================================================

                                          FEES AT THE MASTER LEVEL

A.    CUSTODY & FUND ACCOUNTING

      o   The following basis point fee is based on Net Assets:

          First $250 Million in Assets        4 BASIS POINTS
          Next $250 Million in Assets         3 BASIS POINTS
          Above $500 Million in Assets        2 BASIS POINTS

       There will be an annual minimum of $50,000.

B.    DOMESTIC CUSTODY TRANSACTIONS

      o   Transaction Fees:

            DTC/Fed Book Entry                         $10.00
            Physical Securities                        $35.00
            Options and Futures                        $18.00
            GNMA Securities                            $40.00
            Principal Paydown                          $ 5.00
            Third Party Foreign Exchange               $18.00**
            Outgoing Wires                             $ 7.00
            Incoming Wires                             $ 5.00

**Investors Bank does not charge transaction charges for Foreign Exchanges executed with Investors Bank's Treasury Department.

C.    FOREIGN SUBCUSTODIAN FEES

      o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

      o Investors Bank will require the portfolios to hold all assets at the subcustodian of our choice.

      o  Fees for additional markets to be discussed with your client manager.

D.    MUTUAL FUND ADMINISTRATION

      o  The following basis point fee is based on the assets of each portfolio.

               First $250 Million in Assets        6 BASIS POINTS
               Next $250 Million in Assets         4 BASIS POINTS
               Above $500 Million in Assets        3 BASIS POINTS

         There will be an annual minimum of $60,000.

o There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting of the master.

                            FEES AT THE FEEDER LEVEL

A     FUND ACCOUNTING & CALCULATION OF N.A.V.

      There will be a $16,000 charge per feeder.

B.         MUTUAL FUND ADMINISTRATION

      The following annual fees will apply per feeder:

           Tax, Compliance & Financial Reporting                $30,000*

           LEGAL SERVICES (BOARD SUPPORT, REGISTRATIONS,        $35,000**
           24f-2, Annual Report Review, Fidelity Bond Filing)

           There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting for a feeder.

           Blue Sky                                             $100 PER PERMIT

      *Due to the limited nature of the Tax, Compliance and Financial Reporting services that will be provided to the LKCM International Fund, the annual fee will be $10,000 for that feeder.

           **It is assumed that Investors Bank will not provide Legal
                   Services to the LKCM International Fund.

C.    Institutional Transfer Agency

      There will be an annual fee of $25,000 for Transfer Agency Services for each feeder.

      It is assumed Investors Bank will not provide Transfer Agency services for the LKCM International Fund.


===============================================================================
                        OUT-OF-POCKET & BALANCE CREDITS
===============================================================================

A. OUT-Of-POCKET

      o These charges consist of:
           -Third Party Review                 -Pricing & Verification Services
           -Legal Expenses                     -Customized Reporting
           -Printing, Delivery, Postage, Fax   -Data Transmissions
           -Forms and Supplies                 -Performance Measurement
           -Telecommunication                  -Printing of Annual Reports
           -Financial statement report modification as to style, layout or format (after initially agreed upon parameters).
           -Microfiche
           -Ad Hoc Reporting                   -Additional Mailings or Inserts
           -Returned Checks                    -Tax Preparation (TA)
           -Solicitation & Proxy Tabulation    -Certificates and Rights
           -Storage Charge                       Offerings
           -Extraordinary Travel Expenses      -Copy fitting
           -Customized Statements,             -InvestView
            Transmissions/Extracts
           -Systems Development Costs

B.   DOMESTIC BALANCE CREDIT

     o We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.   SYSTEMS

     o The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and material basis.

===============================================================================
                                 MISCELLANEOUS
===============================================================================

A.   CASH MANAGEMENT

     o The assumption was made that Investors Bank would perform cash management for the portfolio. Investors Bank does not charge fees for transactions relating to this service.


** The above fees will be charged against the funds' checking account on the last day of each month. All fees are to be billed monthly.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

** A letter of intent accompanied by a $10,000 deposit to be credited against future fees is required to begin this implementation. This fee schedule is valid for 60 days from date of issue and assumes the execution of our standard contractual agreements for a minimum of three years. This fee estimate may change as further information becomes available.




Accepted and Approved By:    ______________________________________

Name:                        ______________________________________

Title:                       ______________________________________

Date:                        ______________________________________